General Addendum

Form Serial Number: [redacted]

Regarding the Contract/Agreement(Form Serial Number *033340-800161-6956723*), dated (month) *March* (day) *29*, (year) *2021*, between Buyer/Lessee, *Arrived Holdings, Inc.*, and Seller/Lessor, [redacted]

real property known as *Lo*[redacted]

(the "Property"), the undersigned Buyer/Lesee and Seller/Lessor, in consideration for the covenants, agreements and promises made below and other good and valuable consideration, receipt and sufficiency being acknowledged, agree as follows:

Address to be changed to 375 Canada Drive, Farmington, AR 72730.

Seller to add backyard fence with gate access for the amount of $6,850.00

Buyer named to be changed to Arrived AR Falcon, LLC.

Buyer to pay $6,850 at time of approval

[redacted]

[redacted]

This General Addendum, upon its execution by both parties, incorporates by reference all provisions of the above-referenced Contract/Agreement not expressly modified herein. This General Addendum may be executed in multiple counterparts each of which shall be regarded as an original hereof but all of which together shall constitute one in the same. Electronic signatures shall be deemed original signatures and shall be binding upon the parties.

EXPIRATION: This General Addendum shall not be effective unless signed by Buyer/Lessee and Seller/Lessor on or before (month) *June* (day) *24*, (year) *2022*, at *9:00* ☐ (a.m.) ☒ (p.m.).

THIS IS A LEGALLY BINDING AGREEMENT WHEN SIGNED BY THE PARTIES BELOW. READ IT CAREFULLY. YOU MAY EMPLOY AN ATTORNEY TO DRAFT THIS FORM FOR YOU. IF YOU DO NOT UNDERSTAND THE EFFECT OF ANY PART, CONSULT YOUR ATTORNEY BEFORE SIGNING. REAL ESTATE AGENTS CANNOT GIVE YOU LEGAL ADVICE. THE PARTIES SIGNED BELOW WAIVE THEIR RIGHT TO HAVE AN ATTORNEY DRAFT THIS FORM AND HAVE AUTHORIZED THE REAL ESTATE AGENT(S) TO FILL IN THE BLANKS ON THIS FORM.

THIS FORM IS PRODUCED AND COPYRIGHTED BY THE ARKANSAS REALTORS® ASSOCIATION. THE SERIAL NUMBER BELOW IS A UNIQUE NUMBER NOT USED ON ANY OTHER FORM. THE SERIAL NUMBER BELOW SHOULD BE AN ORIGINAL PRINTING, NOT MACHINE COPIED, OTHERWISE THE FORM MAY HAVE BEEN ALTERED. DO NOT SIGN THIS FORM IF IT WAS PREPARED AFTER DECEMBER 31, 2021.

FORM SERIAL NUMBER: *014930-400165-5132899*

The above General Addendum is executed on
(month) ______ (day) ______, (year) ______, at ______ ☐ (a.m.) ☐ (p.m.).

Selling Firm [redacted]

Signature: [redacted]

Printed Name: [redacted]

Principal [redacted]

Signature: [redacted]

Printed Name: [redacted]

Selling Agent

06/13/2022 8:55 AM PDT

Signature: [redacted]

Printed Name: [redacted]

Buyer/Lessee

Signature: ______

Printed Name: ______

Buyer/Lessee

The above General Addendum is executed on
(month) ______ (day) ______, (year) ______, at ______ ☐ (a.m.) ☐ (p.m.).

Listing Firm [redacted]

Signature: [redacted]

Printed Name [redacted]

Signature: [redacted]

Printed Name [redacted]

Listing Agent

Signature: [redacted]

Printed Name [redacted]

Signature: ______

Printed Name: ______

Seller/Lessor

[redacted]

RIGGINS CONSTRUCTION OF NWA, INC.

[redacted]

SINCE 1992
RIGGINS CUSTOM HOMES
A NAME YOU CAN TRUST

Lot #/Subdivision: 95 Goose Creek
Invoice Date: 6/13/2022

Item(s)	Amount
Fence with Gate	$ 6,850.00

Total
$ 6,850.00

DISCLAIMER

All items selected will be subject to availabilty.
Products will be ordered in normal process of construction.
Substitute products or refund of upgrade may be necessary due to availability.

Buyer ______________________________ **Approval Date:** ______________________

Buyer ______________________________ **Approval Date:** ______________________

Terms & Instructions:

Please mail or drop off payment within 7 days to avoid any construction delays.
All upgrade payments are non-refundable.
Following approval of this document, any available design, plan, or upgrade changes will result in $250.00 fee.